UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31305	22-3802649
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000
(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01     Entry Into a Material Definitive Agreement.

On November 8, 2005, the Board of Directors, upon the recommendation of the Compensation Committee, approved revisions to the fees payable to certain non-employee directors as compensation for their service on the Board of Directors and committees. These changes are effective November 9, 2005 and are as follows:

(1)	The cash annual retainer for the Audit Committee Chair was increased from $5,000 to $10,000 and

(2)	A cash annual retainer of $5,000 was introduced for the Deputy Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: November 9, 2005	By:	/s/ Lisa Fries Gardner
Lisa Fries Gardner
Vice President and Secretary